Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257380) and Post-effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-278992) of First Advantage Corporation of our report dated March 6, 2024 relating to the financial statements of Sterling Check Corp., which is incorporated by reference in First Advantage Corporation’s Current Report on Form 8-K from Sterling Check Corp.'s annual report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 31, 2024